UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 5, 2008
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)
35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Neurogen Corporation (Nasdaq: NRGN) today announced that it has reduced its workforce by approximately 70 employees, as part of a restructuring to focus the Company’s resources on its advancing clinical assets, including adipiplon for insomnia and aplindor for restless legs syndrome and Parkinson’s disease.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: January 2, 2007	Title: Executive Vice President and Chief Operating Officer

For Immediate Release
          Contact:
Elaine Grimsell Dodge
Neurogen Corp.
203-315-4615
edodge@nrgn.com

NEUROGEN RESTRUCTURES TO FOCUS RESOURCES ON ADVANCING CLINICAL PROGRAMS

Branford, CT, February 6, 2008— Neurogen Corporation (Nasdaq: NRGN) today announced that it has reduced its workforce by approximately 70 employees, as part of a restructuring to focus the Company’s resources on its advancing clinical assets.

“As our clinical portfolio advances, we must allocate our resources to facilitate this growth,” said Stephen R. Davis, President and CEO of Neurogen. “Our insomnia program holds the potential for significant differentiation and increased value as we seek to expand on the clinical profile we have seen thus far, suggesting improved objective and subjective measures of efficacy over currently available insomnia drugs.  Aplindore remains on track for the commencement of Phase 2 studies in both Parkinson’s disease and Restless Legs Syndrome.  We are deeply grateful for the many contributions of the highly talented employees whose positions are impacted by this restructuring and we wish them success in their future endeavors.”

The Company is providing severance and career transition assistance to employees directly affected by the restructuring, and Neurogen expects to incur restructuring charges, primarily associated with severance benefits, of approximately $1.5 million in the first quarter of 2008.

About Neurogen
Neurogen Corporation is a drug discovery and development company focusing on small molecule drugs to improve the lives of patients suffering from disorders with significant unmet medical need, including insomnia, Parkinson’s disease, restless legs syndrome (RLS) and pain. Neurogen conducts its research and development independently and, when advantageous, collaborates with world-class pharmaceutical companies to access additional resources and expertise.

Neurogen Safe Harbor Statement
The information in this press release contains certain forward-looking statements, made pursuant to applicable securities laws, which involve risks and uncertainties as detailed from time to time in Neurogen's SEC filings, including its most recent 10-K. Such forward-looking statements relate to activities, events or developments that Neurogen believes, expects or anticipates will occur in the future and include, but are not limited to, earnings estimates, statements that are not historical facts relating to Neurogen’s future financial performance, its growth and business expansion, its financing plans, the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. These statements are based on certain assumptions made by Neurogen based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of Neurogen's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of Neurogen's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, Neurogen’s ability to retain key employees, sufficiency of cash to fund Neurogen's planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry.  Although Neurogen believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.  For such statements, Neurogen claims the protection of applicable laws.  Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies.  Forward-looking statements represent the judgment of Neurogen’s management as of the date of this release and Neurogen disclaims any intent and does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required under applicable law.

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